Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-262128) pertaining to the 2019 Stock Option Plan, 2022 Equity Incentive Plan, and 2022 Employee Stock Purchase Plan of our report dated March 22, 2022, with respect to the financial statements of CinCor Pharma, Inc. included in this Annual Report (Form 10-K) of CinCor Pharma, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Cincinnati, Ohio

March 22, 2022